Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 14, 2022, with respect to the combined financial statements of LiveWire EV included in the preliminary proxy statement/prospectus of AEA-Bridges Impact Corp. that is made a part of the Amended Registration Statement (Form S-4) and related Prospectus of AEA-Bridges Impact Corp. dated April 14, 2022.

/s/ Ernst & Young LLP

Milwaukee, Wisconsin

April 14, 2022